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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 28, 2004

                              MYMETICS CORPORATION
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                            (State of Incorporation)



                              000-25132 25-1741849
          (Commission File Number) (I.R.S. Employer Identification No.)

                            14, RUE DE LA COLOMBIERE
                             1260 Nyon, SWITZERLAND
                    (Address of principal executive offices)


                               011 41 22 363 13 10
              (Registrant's telephone number, including area code)


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PART II. OTHER INFORMATION

ITEM 5. OTHER EVENTS.

WORLD PREMIERE: A PROTOTYPE AIDS VACCINE CANDIDATE HAS PRODUCED NEUTRALIZING ANTIBODIES AGAINST PRIMARY STRAINS OF THE HIV-AIDS VIRUS.

The first two (non optimized) variants of our cheaply scaleable, stable and mutated soluble trimeric forms of the gp41 transmembrane protein (the production of which was announced as a major breakthrough in our filing 8-K dated April 16,
2004) have been inoculated to 38 germ-free rabbits over a 4-month period in view to determine 1) whether such injections are triggering the production of antibodies, and 2) if yes, whether the resulting antibodies are in fact capable of neutralizing primary strains of HIV, the virus responsible for AIDS.

Primary HIV strains are obtained from HIV+ infected patients and are known to be much more resistant to neutralization than so-called laboratory strains, against which certain groups have already obtained neutralizing antibodies, which later turned out to be of no effect against primary strains.

Our work has demonstrated that both (non-optimized) variants of our mutated proteins are:

1.   strongly antigenic;

2. very stable in the presence of vaccine adjuvants previously approved by the FDA;

3. inducing seric antibodies which have a 50% or more neutralizing activity on early transmitted (CCR5 tropic) primary strains of HIV (transcytosis test, mimicking mucosal transmission, the major mode of infection).

The latter test has been performed (and twice repeated) by our partner, Dr. Morgane Bomsel, principal investigator at the French National Research Institute
(CNRS), at her facilities at the Cochin Institute in Paris (France). Dr. Bomsel and her team have been working on mucosal transmission of HIV (and HIV transcytosis) and mucosal immunity aspects of AIDS since 1995. Since that date, several groups active in this field all over the world have spent a great amount of time and effort in the pursuit of the evasive primary neutralizing antibody, with no positive response until Dr. Bomsel recently tested our antibodies.

Further tests are being conducted by other groups in France and the United States in order to determine the breadth and depth of our discovery, which we believe is adequately protected by several US and foreign patents and patent applications.

Together with our strategic partner Protein' eXpert SA in Grenoble (France), a spin off of the French Nuclear Energy Agency ("Commissariat a l'energie atomique", CEA), we have launched the production of other variations of our recombinant stable trimeric gp41 in view of optimizing (and hopefully improving on) our results. Due to the complexity of the matter, it is likely that more rounds of optimization will be required before the prototype vaccine can be submitted to human clinical trials, which we do not expect to start before June 2005.

Neutralizing antibodies are now accepted as a prime vaccine candidate by a majority of the scientific teams working on AIDS: this is why IAVI (International AIDS Vaccine Initiative, initially funded by the Bill and Melinda Gates Foundation) has decided two years ago to concentrate its scientific and financial efforts on such antibodies and has consequently fostered the Neutralizing Antibodies Consortium (NAC), which coordinates the work of prestigious research centers such as the Scripps Institute in San Diego, California, and private companies such as Virologic Inc. in San Francisco, California.


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In a nutshell and despite not being a member of the NAC, MYMETICS HAS PRODUCED A
FIRST EFFECTIVE YET NOT OPTIMIZED PROTOTYPE OF A PREVENTIVE AND POSSIBLY UNIVERSAL VACCINE AGAINST AIDS WHICH IS STABLE AND COULD BE MASS PRODUCED AT SMALL COSTS.

These encouraging results will be formally presented starting this coming September to two major pharmaceutical companies active on the HIV-AIDS vaccine front in anticipation of signing a partnership agreement. Experience tells however that encouraging results are no guarantee for the actual conclusion of such partnership agreements and that concluding such agreements usually requires several months.

We are still facing serious short term challenges, principally a shortage of working capital, that limits our ability to make greater progress in achieving our business plan.


ABOUT Mymetics

Mymetics Corporation is a Delaware registered biotech company operating primarily out of France and Switzerland and presently active in the research and development of preventive vaccines and therapies against AIDS, starting from a fundamental discovery made by its founder in 1997 about the HIV virus (responsible for AIDS) and the way it disrupts the patient's immune system.

The company was founded in France under the name Hippocampe SA in 1990. In the year 2000, it went through a reverse merger with ICHOR Corporation, a dormant US company previously listed on the NASDAQ that had sold essentially all of its assets. The resulting company, the name of which was later changed to Mymetics Corporation, is currently listed on the OTCBB (trading symbol MYMX).


FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that involve risks and uncertainties. The statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward looking statements concern matters that involve risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Words such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential", "continue", "possibly" or "clearly" or similar words are intended to identify forward looking statements, although not all forward looking statements contain these words.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity performance or achievements, nor can we guarantee that our prototype vaccines will be proved effective under human clinical trials conditions. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We are under no duty to update any of the forward-looking statements after the date hereof to conform such statements to actual results or to changes in our expectations.

Readers are urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation disclosures made under the captions "Management Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors," "Consolidated Financial Statements" and "Notes to Consolidated Financial Statements" included in the Company's annual report on Form 10-K for the year ended December 31, 2003 and in our Registration Statement on Form S-1 dated May 22, 2002, as amended.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 30, 2004                          MYMETICS CORPORATION


                                              By: /s/ Christian Rochet
                                                  ------------------------
                                                  Christian Rochet,
                                                  President,
                                                  Chief Executive Officer